Exhibit 10.1

Execution Version

STARRY GROUP HOLDINGS, INC.

38 Chauncy Street, Suite 200

Boston, MA 02111

March 28, 2022

VIA EMAIL

FirstMark Horizon Acquisition Corp.

100 5th Ave, 3rd Floor

New York, NY 10011

Attn: Eric Cheung

E-mail: eric@firstmarkcap.com

Re:	Waiver of Closing Conditions

Ladies and Gentlemen:

Reference is made to that certain Agreement and Plan of Merger, dated as of October 6, 2021 (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), by and among FirstMark Horizon Acquisition Corp., a Delaware corporation (“SPAC”), Sirius Merger Sub, Inc., a Delaware corporation (“Merger Sub”), Starry Group Holdings, Inc. (f/k/a Starry Holdings, Inc.), a Delaware corporation (“Holdings”), and Starry, Inc., a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

Section 9.03(e) of the Merger Agreement provides that the obligation of the Company and Holdings to consummate the Mergers is subject to the satisfaction or waiver by the Company of the condition that the Closing Surviving Corporation Cash equal or exceed $300,000,000 (the “Minimum Cash Condition”).

Section 8.10 of the Merger Agreement contemplates that the Company, SPAC and Merger Sub shall take all actions to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described or contemplated therein and that unless otherwise approved in writing by the Company, SPAC shall not permit any amendment or modification to be made to, any waiver of, or provide consent to modify, any provision or remedy under any of the Subscription Agreements (any such amendment, modification or waiver, a “Subscription Agreement Amendment”).

Section 6.09 of the Merger Agreement contemplates that the Company will use reasonable best efforts to deliver payoff letters and related documentation with respect to the Subject Indebtedness to Holdings and SPAC at least two Business Days prior to the Acquisition Merger Closing Date (the covenants set forth in Section 6.09 of the Merger Agreement, together with any other covenants or agreements under the Merger Agreement relating to the payoff or extinguishment of Subject Indebtedness, the “Debt Payoff Covenants”).

The parties to the Merger Agreement acknowledge and agree that the transactions contemplated by the Convertible Note Subscription Agreements (the “Note Financing”) shall not be consummated and each such party hereby irrevocably waives any rights that it may have relating thereto under the Merger Agreement, including any condition to such party’s obligation to consummate the Mergers relating thereto (the “Note Waiver”).

The parties to the Merger Agreement acknowledge and agree that the Subject Indebtedness will not be repaid in connection with the consummation of the Mergers and each such party hereby irrevocably waives any rights that it may have relating thereto under the Merger Agreement, including any condition to such party’s obligation to consummate the Mergers relating thereto and any other parties’ compliance with or performance of the Debt Payoff Covenants (the “Indebtedness Payoff Waiver”).

The Company (on behalf of itself and Holdings) hereby irrevocably waives the Minimum Cash Condition (the “Minimum Cash Waiver”).

The Company hereby consents to the Subscription Agreement Amendments in the form agreed upon by the parties.

The parties to the Merger Agreement acknowledge and agree that, notwithstanding anything to the contrary in Section 2.06(a), the following directors and officers shall be appointed as directors and officers of the Surviving Corporation effective as of the SPAC Merger Effective Time and will continue as the directors and officers of the Surviving Corporation following the Acquisition Merger Effective Time:

Directors:

•	Elizabeth A. Graham as Class I director

•	James Chiddix and Robert Nabors as Class II directors

•	Chaitanya Kanojia and Amish Jani as Class III directors

Officers:

•	Chaitanya Kanojia, Chief Executive Officer

•	Komal Misra, Executive Vice President and Chief Financial Officer

•	Joseph Lipowski, Executive Vice President and Chief Technology Officer

•	Alex Moulle-Berteaux, Executive Vice President and Chief Operating Officer

•	Virginia Lam Abrams, Executive Vice President, Government Affairs and Strategic Advancement

•	William Lundregan, Executive Vice President, Chief Legal Officer and Secretary

•	Jeremy MacKechnie, Executive Vice President, Head of People and Customer Experience

•	Brian Regan, Executive Vice President, Strategy and Chief of Staff

Except as expressly provided for in this letter, the Merger Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect.

(Signature Pages Follows)

Sincerely,

STARRY GROUP HOLDINGS, INC.

By:	/s/ William Lundregan
Name: William Lundregan
Title: President

STARRY, INC.

By:	/s/ Chaitanya Kanojia
Name: Chaitanya Kanojia
Title: President

[Signature Page to Merger Agreement Waiver]

Agreed to and Acknowledged by:

FIRSTMARK HORIZON ACQUISITION CORP.

By:	/s/ Amish Jani
Name: Amish Jani
Title: President

SIRIUS MERGER SUB, INC.

By:	/s/ Amish Jani
Name: Amish Jani
Title: Chief Executive Officer

[Signature Page to Merger Agreement Waiver]